UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2008
UGI Utilities, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Kachel Boulevard, Suite 400, Green Hills Corporate Center, Reading, Pennsylvania	19607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610 796-3400
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 5, 2008, UGI Utilities, Inc. (the “Company”) signed a definitive agreement (the “Purchase Agreement”) to acquire all of the capital stock of PPL Gas Utilities Corporation, the natural gas utility and retail propane distributor of PPL Corporation, for approximately $268 million, plus working capital. The Company expects to fund the purchase price and related costs with a combination of balance sheet cash and long-term debt. The closing of the transaction is subject to various customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and receipt of the approval of the Pennsylvania Public Utility Commission and the Maryland Public Service Commission. The transaction is currently expected to close by September 30, 2008, the Company’s fiscal 2008 year-end.
The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Stock Purchase Agreement by and between PPL Corporation, as Seller, and UGI Utilities, Inc., as Buyer, dated as of March 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

March 7, 2008	By:	Margaret M. Calabrese
Name: Margaret M. Calabrese
Title: Secretary

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between PPL Corporation, as Seller, and UGI Utilities, Inc., as Buyer, dated as of March 5, 2008.